Exhibit 23. 2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 3, 2004 relating to the financial statements and financial statement schedule, which appears in LodgeNet Entertainment Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 1, 2004